UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2016
Date of Report (Date of earliest event reported)

MJP INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-188152	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2806, 505 - 6th Street SW Calgary, Alberta, Canada	T2P 1X5
(Address of principal executive offices)	(Postal Code)

(403) 237-8330
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 1, 2016, Energy Alliance Labs Inc., a Delaware corporation (“Energy Alliance”), a wholly owned subsidiary of MJP International Ltd., a Nevada corporation (the “Company”), closed an agreement with certain shareholders of Human Energy Alliance Laboratories Corp., an Idaho corporation (“HEAL”) in which Energy Alliance purchased 80% of the outstanding equity interests of HEAL.

The completion of the Share Exchange Agreement acquisition results in the Company changing its line of business, and, as a result, the Company has included below the information that would be required if the Company were filing a general form for registration of securities on From 10 under the Securities Exchange Act of 1934.

Current Business

On December 10, 2012, we entered into a share exchange agreement with MJP Lighting Solutions Ltd. and the shareholders of MJP Lighting Solutions pursuant to which we acquired MJP Lighting Solutions and MJP Holdings Ltd., as our wholly owned subsidiaries. As a result of the acquisition, we issued 12,000,000 shares of common stock in exchange for 100% of the outstanding common shares of MJP Lighting Solutions and MJP Holdings.

Our current business is the sale and distribution of LED lighting and technology solutions. This business is conducted through our indirect wholly-owned subsidiary, MJP Holdings, of Alberta, Canada. MJP Holdings was incorporated on July 19, 2010 under the laws of the province of Alberta, Canada, and is the wholly-owned subsidiary of MJP Lighting Solutions, a British Virgin Islands company, with its main office located in Hong Kong, which was incorporated in October 31, 2012. MJP Lighting Solutions is our wholly-owned subsidiary

On January 1, 2012 we received a letter of authorization from Gysun Opto-Electronic Co. Ltd. pursuant to which we were designated as an authorized dealer in Canada for all LED products produced by Gysun Opto-Electronic. The letter of authorization entitles us to market and distribute products of Gysun Opto-Electronic in Canada. All purchase orders made by us are negotiated and determined on a case by case basis. The letter of authorization has no fixed term and is valid until revoked.

FORM 10 INFORAMTION

Item 1. Business.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. These statements relate to future events or our future financial performance. These statements often can be identified by the use of terms such as "may," "will," "expect," "believe," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. We intend that such forward-looking statements be subject to the safe harbors for such statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond our control that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

The Company

The Company was incorporated in the State of Nevada on October 24, 2012.

On October 28, 2016, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Liao Zu Guo, a director of the Company, whereby on the same date the Company issued 4,000,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Energy Alliance Labs Inc., a Delaware corporation (“Energy Alliance”).

On November 1, 2016, Energy Alliance closed the transactions contemplated under an agreement with certain shareholders of Human Energy Alliance Laboratories Corp., an Idaho corporation (“HEAL”), in which the shareholders holding 80% of the outstanding equity interests of HEAL sold all of their shares of HEAL to Energy Alliance.

As a result of such transactions the Company became the owner of 100% of the issued and outstanding equity interests of Energy Alliance and Energy Alliance  became the owner of 80% of the issued and outstanding equity interests of HEAL.

HEAL was incorporated in the state of Idaho on March 7, 2014 and is in the business of re-selling mid-sized wind turbines, small solar panels, and related controllers and inverters (“Energy Products”).

HEAL is a “Green” technology and retail company with the mission of developing and distributing technologies that ease the life of their customers, and decrease the energy usage from the energy grid by the human population.

Product

HEAL’s primary products are mid-sized wind turbines, small solar panels, and related controllers and inverters. These products are highly rated by their customers and follow HEAL’s strategy of being very ergonomically pleasing, easy to set up, and cost-efficient to their customer base.

Pricing

Due to the overall strategy of HEAL to offer products that appeal to a specific niche, initial pricing will be high enough to be comparable to industry leaders, yet but within reach of potential customers still on the fence. We believe that the products offered by HEAL are currently priced at the low end of the market. HEAL also offers bundles and exclusive offers of promotional combinations.

If demand for HEAL’s products grows, HEAL intends to increase prices in such a manner that does not compromise its revenue, but there can be no assurances that they will be successful in doing so.  Further, any price increases may negatively impact HEAL’s revenues.

Branding Strategy

In terms of branding, HEAL will focus on promoting a cohesive image through all of its marketing campaigns, and relations with customers. The image HEAL will seek to promote will be a company that is the image of reliability, innovation, progress, revolution, and an elite vision for a bright future for humanity.

With respect to marketing, HEAL intends to promote a healthy and developed relationship with every customer, keeping a database of their information, and frequently mining this information for their tastes, and shopping history. HEAL intends to offer customers unique promotions, and rewards geared towards enhancing their relationship with each and every customer.

In marketing images, HEAL intends to appeal to the emotions of superiority and revolutionary vision, rather than the specific details of the functionality of the products. HEAL believes that the appeal of their cause and vision will be more successful in promotion than the specifics of how well the products they offer perform.

Target Market

HEAL is currently focused on the following three target markets:

Do-It-Yourselfers: Males in the middle class that are in their mid-twenties to thirties in terms of age, who care about green energy or upgrading their homes. These private consumers tend to buy small solar panels and wind turbines for private use.

Distributers and Suppliers: Companies in the business of retailing, repairing, and installing solar panel and wind turbine systems. They work with governments, businesses, and individuals in geographic areas that need larger amounts and sizes of these products installed in an area.

Retailers: Local/regional retailers that specialize in selling green technology, usually alongside other types of hardware and energy products.

Item 1A. Risk Factors.

Risks Related to Our Business

RISKS RELATED TO OUR BUSINESS AND OUR FINANCIAL CONDITION

We depend on a limited number of suppliers of solar panels, wind turbines and other system components to adequately meet anticipated demand for our energy products. Any shortage, delay or component price change from these suppliers could result in lost sales, cancellations and loss of market share.

We purchase solar panels, wind turbines, and other system components from a limited number of suppliers, making us susceptible to quality issues, shortages and price changes. If we fail to develop, maintain and expand our relationships with these or other suppliers, we may be unable to adequately meet anticipated demand for our energy products, or we may only be able to offer energy products at higher costs. If one or more of the suppliers that we rely upon to meet anticipated demand ceases or reduces production, we may be unable to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and we may be unable to satisfy this demand. In particular, there are a limited number of inverter suppliers, and we currently have only one (1) wind turbine supplier which is in China. Any decline in the exchange rate of the U.S. dollar compared to the functional currency of our component suppliers could increase our product prices. In addition, the U.S. government has imposed tariffs on solar cells manufactured in China. Based on determinations by the U.S. government, the applicable anti-dumping and countervailing tariff rates on such solar cells can be as high as approximately 239%. Such anti-dumping and countervailing tariffs are subject to annual review and can be increased if deemed necessary. Because we currently purchase solar panels containing cells manufactured inside of China, our purchase price would reflect the tariff penalties mentioned above. Any of these shortages, delays or price changes could limit our growth, cause cancellations or adversely affect our profitability, and result in loss of market share and damage to the HEAL brand.

Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory and economic barriers to the purchase and use of solar or wind energy products that may significantly reduce demand for our energy products.

Federal, state and local government regulations and policies concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services. These regulations and policies often relate to electricity pricing and the interconnection of customer-owned electricity generation. In the United States, governments and utilities continuously modify these regulations and policies. These regulations and policies could deter customers from purchasing renewable energy products, including solar or wind energy systems. This could result in a significant reduction in the potential demand for our energy products.

A material drop in the retail price of utility-generated electricity or electricity from other sources would harm our business, financial condition and results of operations.

We believe that a customer’s decision to buy energy products from us is significantly driven by their desire to pay less for electricity. The customer’s decision may also be affected by the cost of other renewable energy sources. Decreases in the retail prices of electricity from the utilities or from other renewable energy sources would harm our business. The price of electricity from utilities could decrease as a result of:

-	the construction of a significant number of new power generation plants, including nuclear, coal, natural gas or renewable energy technologies;

-	the construction of additional electric transmission and distribution lines;

-	a reduction in the price of natural gas as a result of new drilling techniques or a relaxation of associated regulatory standards;

-	the energy conservation technologies and public initiatives to reduce electricity consumption; and

-	development of new renewable energy technologies that provide less expensive energy.

A reduction in utility electricity prices would make the purchase of our solar or wind energy products less economically attractive, and reduce demand for our products. If the retail price of energy available from utilities were to decrease due to any of these reasons, or others, we would be at a competitive disadvantage, we may be unable to attract new customers and our growth would be limited.

Problems with product quality or performance may cause us to incur warranty expenses and may damage our market reputation and cause our financial results to decline.

HEAL has a “no questions asked” one (1) year 110% satisfaction warranty.  Customer dissatisfaction or failures of the products HEAL sells could result in substantial expense to replace defective solar or wind energy products or refund customers 110% of their purchase. Any significant product returns or deficiencies may damage our market reputation and adversely impact our financial results.  Product refund allowances were 18.12% and 9.73% for the fiscal years end December 31, 2014 and 2015, respectively.

We have a new business model and a short operating history, which makes it difficult to evaluate our prospects and future financial results and may increase the risk that we will not be successful.

HEAL didn’t begin operations in in the solar and wind energy products business until March 2014, and we have a short operating history and a new business model, which makes it difficult to effectively assess our future prospects.

Any unauthorized disclosure or theft of personal information we gather, store and use could harm our reputation and subject us to claims or litigation.

We receive, store and use personal information of our customers, including names, addresses, e-mail addresses, and credit information. Unauthorized disclosure of such personal information, whether through breach of our systems by an unauthorized party, employee theft or misuse, or otherwise, could harm our business. If we were subject to an inadvertent disclosure of such personal information, or if a third party were to gain unauthorized access to customer personal information we possess, our operations could be seriously disrupted and we could be subject to claims or litigation arising from damages suffered by our customers. In addition, we could incur significant costs in complying with the multitude of federal, state and local laws regarding the unauthorized disclosure of personal information. Finally, any perceived or actual unauthorized disclosure of such information could harm our reputation, substantially impair our ability to attract and retain customers and have an adverse impact on our business.

We face significant competition and there are low barriers to entry in the retail solar and wind energy product business.

The solar and wind energy product business is highly competitive, and we expect more competitors to emerge. We face competition from a number of competitors who offer solar and wind energy products.  Some of these current, emerging and potential competitors have significant resources for marketing, and have a more diversified set of revenue sources than we do and may be less severely affected by changes in consumer preferences, regulations or other developments that may impact the solar and wind energy product business.  Increased competition could result in loss of existing customers or reduce our ability to acquire new customers, both of which could harm our business.

A relatively small percentage of the products we sell account for a large portion of our revenue, and if we are unable to continue to attract customers for such products, our revenue could be harmed.

A relatively small portion of the products HEAL sells account for a large portion of HEAL’s revenue. For example, the wind turbines and related inverters and controllers HEAL sells accounted for approximately eighty-five percent (85%) of their revenue in 2015.  If we cannot obtain additional products that generate significant revenue, our business would be harmed.

HEAL has yet to make a profit and there could develop doubt about our ability to continue as a going concern.

HEAL has incurred recurring losses to date and as of December 31, 2015 had an accumulated deficit of $36,833. Our auditors have included an explanatory paragraph in their audit opinion regarding substantial doubt about our ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  There can be no assurances that the Company will become profitable or obtain financing necessary to continue as a going concern.

We will require additional funds in the future (either through profitable operations, or obtaining the necessary financing) to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

Since we have incurred recurring losses to date, we may therefore need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill our business plan in the future. These financings may not be available when needed. Even if these financings are available, they may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing could have an adverse effect on our ability to implement our current business plan and expand existing product lines, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

We may experience fluctuations in our quarterly operating results due to a number of factors, which make our future results difficult to predict.

Our revenue and other operating results could vary significantly from quarter to quarter due to a variety of factors, many of which are outside our control. In addition, we may not be able to accurately predict our future revenue or results of operations. We base our current and future expense levels on our internal operating plans and forecasts, and some of our operating costs are to a large extent fixed in the near term. As a result, we may not be able to reduce our costs quickly enough to compensate for an unexpected shortfall in revenue, and even a small shortfall in revenue could adversely affect financial results for that quarter.

HEAL’s one (1) employee is only part-time and the loss of the one key employee, or failure to attract and retain other highly qualified personnel in the future, could harm our business.

HEAL currently depends on the continued services and performance of its one (1) employee, Christopher Hudson.  Although we have agreed to cause HEAL to enter into an employment agreement with Christopher Hudson, he currently devotes only approximately fifteen (15) hours per week of working time and attention to our business. There can be no assurance that HEAL will enter into an employment agreement on terms favorable to it or that will cause Mr. Hudson to devote more time to our business.  The loss of Mr. Hudson, or any other future employees, could disrupt HEAL’s business and have a negative impact on its results of operations.  Even if HEAL enters into an employment agreement with Mr. Hudson, it cannot prevent Mr. Hudson from terminating his employment at any time.

As we grow, we cannot guarantee we will be able to attract the personnel we need to maintain our competitive position. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.

If we fail to maintain our brand or further develop widespread brand awareness cost-effectively, our business may suffer.

We believe that developing and maintaining widespread awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of our solar and wind energy products and attracting new customers. Brand promotion activities may not generate consumer awareness or increase revenue, and even if they do, any increase in revenue may not offset the expenses we incur in building our brand. In addition, our brand can be harmed if we experience adverse publicity for our solar or wind energy products for any reason. If we fail to successfully promote and maintain our brand, or incur substantial expenses, we may fail to attract or retain customers necessary to realize a sufficient return on our brand-building efforts, or to achieve the widespread brand awareness that is critical for broad user adoption of solar and wind energy products.

Because the Company’s executive officers and directors are located in China and Canada, investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its officers and directors.

While we are organized under the laws of State of Nevada, our executive officers and directors are non-U.S. residents located outside the United States (specifically in China and Canada). Consequently, it may be difficult for investors to effect service of process on our  officers and sole director in the United States and to enforce in the United States judgments obtained in United States courts against any of them based on the civil liability provisions of the United States securities laws, enforce United States judgments in a Chinese or Canadian court based on the civil liability provisions of the United States securities laws or bring an original action against any of them in a Chinese or Canadian court to enforce liabilities based upon the United States federal securities laws.

We may need to raise additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill our business plan in the future. These financings may not be available when needed. Even if these financings are available, they may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing could have an adverse effect on our ability to implement our current business plan and develop our properties and products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

 RISKS RELATED TO OUR COMMON STOCK

Even if there is no immediate need for capital, we may choose to issue debt or shares of our common stock in the future and such issuances, if any, could have a dilutive effect on your investment.

We may choose to issue debt or shares of our common stock for investment, acquisition or other business purposes. Even if there is not an immediate need for capital, we may choose to issue securities to sell in public or private equity markets if and when conditions are favorable. In the event that future events occur that negatively affect our business, we may be forced to raise funds at times where the price we receive is unfavorable to current stockholders.  Raising funds by issuing securities would dilute the ownership interests of our existing stockholders. Additionally, certain types of equity securities we may issue in the future could have rights, preferences or privileges senior to the rights of existing holders of our common stock.

We cannot assure you that we will declare dividends or have the available cash to make dividend payments, and as a result you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

Although we do not currently intend to pay dividends, to the extent we decide in the future to pay dividends on our common stock, we will pay such dividends at such times and in such amounts as the board of directors determines appropriate and in accordance with applicable law. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. There can be no assurance that we will pay dividends going forward or as to the amount of such dividends. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

We are heavily dependent on cash flow from Energy Alliance through its eighty percent (80%) ownership interest in HEAL to meet our obligations, and any inability of HEAL to pay our wholly-owned subsidiary, Energy Alliance, dividends or make other payments to us when needed could disrupt or have a negative impact on our business.

We have limited business operations of our own. Our only significant assets are the eighty percent (80%) ownership stake Energy Alliance owns in HEAL.  Accordingly, our ability to pay our obligations is largely dependent upon dividends and other distributions from HEAL. The ability of HEAL to pay dividends or make other payments or distributions to Energy Alliance,  will depend on its operating results, and the terms of any current and future financing agreements, which may preclude dividends, distributions or other payments.

Our common stock is and will be subordinate to all of our existing and future indebtedness.

Shares of our common stock are common equity interests in us and, as such, will rank junior to all of our existing and future indebtedness and other liabilities. Additionally, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

Our common stock may be subject to regulations of the SEC relating to the market for penny stocks. Penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons. The regulations applicable to penny stocks may severely affect the market liquidity for your common stock and could limit your ability to sell your securities in the secondary market.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA has adopted rules that require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

RISKS RELATED TO AN EMERGING GROWTH COMPANY

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any December 31.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company”, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Item 2. Financial Information.

The Company is regarded as a “smaller reporting company”, as such term is defined in Item 10(f) of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and as such it is not required to provide the Selective Financial Data and Quantitative and Qualitative Disclosures about Market Risk information otherwise required under this item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this current report on Form 8-K are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this current report on Form 8-K, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this current report on Form 8-K.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Corporate History

MJP International Ltd., a Nevada corporation (the “Company”) was incorporated in the State of Nevada on October 24, 2012.

On October 28, 2016, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Liao Zu Guo, a director of the Company, whereby on the same date the Company issued 4,000,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Energy Alliance Labs Inc., a Delaware corporation (“Energy Alliance”).

On November 1, 2016, Energy Alliance closed the transactions contemplated under an agreement with certain shareholders of Human Energy Alliance Laboratories Corp., an Idaho corporation (“HEAL”), in which the shareholders holding 80% of the outstanding equity interests of HEAL sold all of their shares of HEAL to Energy Alliance.

As a result of such transactions the Company became the owner of 100% of the issued and outstanding equity interests of Energy Alliance and Energy Alliance  became the owner of 80% of the issued and outstanding equity interests of HEAL.

HEAL was incorporated in the state of Idaho on March 7, 2014 and is in the business of re-selling mid-sized wind turbines, small solar panels, and related controllers and inverters.

Fiscal Years Ended December 31, 2015 and 2014

The following discussion and analysis should be read in conjunction with HEAL’s audited Income Statements and Cash Flow Statements, for the twelve (12) month period ended December 31, 2015 and for the period from March 1, 2014 (Inception) to December 31, 2014 and accompanying notes that appear in Exhibit 99.1 in this current report.

Results of Operations
Twelve month period ended December 31, 2015

For the twelve (12) month period ended December 31, 2015, we generated $82,385 in sales and a gross profit of $15,907 and a net loss of $54,220.

Our gross profit of $15,907 for the twelve (12) month period ending December 31, 2015, was the result of our sales of $82,385 reduced by refunds and discounts of $7,875, warranty and liability expense of $7,654, and costs of goods sold of $50,949.

Our net loss of $54,220 for the twelve (12) month period ended December 31, 2015 was the result of operating expenses of $42,882 and other expense of $27,245 deducted from our gross profit of $15,907.  Our operating expenses consisted of $8,620 in marketing expenses, $2,062 in professional fees, $21,163 in general and administrative expenses, and $11,037 in freight and delivery expense.  Our other expenses consisted of $1,595 in interest expense and $25,650 in impairment of marketable security expense.

For the Period from March 1, 2014 (Inception) to December 31, 2014

For the period from Inception to December 31, 2014, we generated $9,487 in sales and a negative gross profit (loss) of $12,468 and a net loss of $57,001.

Our negative gross profit (loss) of $12,468 for the period from Inception to December 31, 2014, was the result of our sales of $9,487 reduced by refunds and discounts of $1,719, warranty and liability expense of $996, and costs of goods sold of $19,240.

Our net loss of $57,001 for the period from Inception to December 31, 2014 was the result of operating expenses of $43,842 and other expense of $691 deducted from our negative gross profit (loss) of $12,468.  Our operating expenses consisted of $795 in marketing expenses, $2,001 in professional fees, $38,463 in general and administrative expenses, and $2,583 in freight and delivery expense.  Our other expenses consisted of $691 in interest expense.

Capital Resources and Liquidity

Cash Flows

Operating Activities

For the twelve (12) month period ended December 31, 2015, net cash used in operating activities was $29,008.  The negative cash flow for the twelve (12) months ended December 31, 2015 related to our net loss of $54,220, adjusted for shares issued for services rendered of $2,100, shares issued to impairment of marketable securities of $25,650, an increase of $1,655 in accounts payable, an increase of $11,847 in inventories, and an increase of $7,654 in warranty liabilities.

For the period from Inception to December 31, 2014, net cash used in operating activities was $17,483.  The negative cash flow for the period from Inception to December 31, 2014 related to our net loss of $57,001, adjusted for shares issued for services rendered of $38,530, an increase of $1,048 in accounts payable, an increase of $1,056 in inventories, and an increase of $996 in warranty liabilities.

Financing Activities

For the twelve (12) months ended December 31, 2015 net cash provided from financing activities was $7,310. The positive cash flow from financing activities for such period was comprised of a $2,310 increase in loans payable and proceeds from the sale of shares for cash of $5,000.

For the period from Inception to December 31, 2014 net cash provided from financing activities was $42,533. The positive cash flow from financing activities for such period was comprised of a $5,333 increase in loans payable and proceeds from the sale of shares for cash of $37,200.

Liquidity

To date, we have funded our operations primarily with capital provided by income from operations and proceeds from our offering of common stock. We do not currently have commitments in regards to fixed costs.

As of December 31, 2015 the Company had $3,353 in cash on hand, and inventory of $12,902.  Since the Company is unable to reasonably project its future revenue, it must presume that it will not generate revenue to sustain its operations for the next twelve (12) months.  If we are not able to generate sufficient revenue, we will need to obtain additional debt or equity funding after the next twelve (12) month period but there can be no assurances that such funding will be available to us in sufficient amounts or on reasonable terms.

Off-Balance Sheet Arrangements

As of December 31, 2015, the Company had no off-balance sheet arrangements.

Item 3. Properties.

Our executive and administrative offices are located at Suite 2806, 505 - 6th Street SW Calgary, Alberta, Canada T2P 1X5. The space, which is approximately 300 square feet, is currently provided to us at a cost of $250 per month by a third party. We also share an office space located in Guangzhou, China at no cost to our company. We believe that our office spaces are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

HEAL’s business is currently run out of a home office in Christopher Hudson’s residence.  In addition, HEAL rents a small storage facility on a month-to-month basis for storage of inventory.

Item 4. Item Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 5, 2016 by: (1) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; (2) each of our directors and named executive officers; and (3) all of our current directors and executive officers as a group. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Named Directors and Executive Officers
Liao Zu Guo(2) No. 245 Wei 7 Dui Shilong Village Lingcheng Town, Linshan County Guangxi, China	4,000,000 common	19.89%
Allan Y. L. Fung(3) 619 33 Avenue N.E., Calgary, AB, Canada T2E 8Z1	0	0%
Chris Tong Tang(4) Room 803, #39 Pantang Chongkou Shang Street, Liwan District, Guangzhou, China	3,500,000 common	17.4%
Directors and Executive Officers as a Group(1)	7,500,000 common	37.3%
5%+ Shareholders
Mario Todd Unit H, 1/F, Tower 7, Metro City, Phase 2, Tseung Kwan O, Tseung Kwan, Hong Kong	2,500,000 common	12.43%
Qing Cao Suite 401, #16, Cang Qian Xin Jie, YueXiu District, Guangzhou, China	1,500,000 common	7.46%
Yuet Ha Ng Room 2523, 25/F, King Min House, King Lam Estate, Tseung Kwan O, Tseung Kwan, Hong Kong	1,500,000 common	7.46%
Zhao Hui Ma 281 Pantego View N.W. Calgary AB T3K 0N6 Canada	3,000,000 common	14.92%
Liao Zu Guo(2) No. 245 Wei 7 Dui Shilong Village Lingcheng Town Linshan County Guangxi, China	4,000,000 common	19.89%
Chris Tong Tang(4) Room 803, #39 Pantang Chongkou Shang Street, Liwan District, Guangzhou, China	3,500,000 common	17.4%
All 5%+ Shareholders as a Group	16,000,000 common	79.57%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 5, 2016. As of November 5, 2016, there were 20,108,500 shares of our company’s common stock issued and outstanding.

(2)	Liao Zu Guo, was appointed as a director of the Company effective November 16, 2016.

(3)	Allan Y.L. Fung, has acted as secretary, treasurer and as a director of our Company since October 24, 2012.

(4)	Chris Tong Tang, has acted as president, chief executive officer and director of our Company since December 21, 2012.

Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

Item 5. Directors and Executive Officers.

(a) – (b) Identification of Directors and Executive Officers.

The Company: The following table identifies all of the members of the Company’s Board of Directors and its Executive Officers. The members of the Board serve until the next annual meeting and a successor is appointed and qualified, or until resignation or removal.

Name	Age	Positions Held	Date of Appointment
Liao Zu Guo	30	Director	November 16, 2016
Allan Y. L. Fung	32	Secretary, Treasurer and Director	October 24, 2012
Chris Tong Tang	49	President, Chief Executive Officer, and Director	December 21, 2012

(c)  Identification of certain significant employees.

The Company currently does not have any employees.  Pursuant to the Share Purchase Agreement, Energy Alliance, our wholly-owned subsidiary, agreed to cause HEAL to enter into an employment agreement with Christopher Hudson to be the Vice President of Human Resources.  There can be no assurance that HEAL will be able to enter into an employment agreement with Mr. Hudson.

(d) Family relationships. None.

(e)  Business experience

Liao Zu Guo – Director

Liao Zu Guo has acted as a director of the Company since November 16, 2016.  Mr. Liao Zu Guo received a Bachelor’s degree in accountancy from Guangxi University in 2006, and a Master’s degree in Business Administration from Guangxi Normal University in 2008.  From May 2006 to June 2008, he served as an accounting assistant for Guangxi Guiguan Electric Power Co. Ltd. while getting his Master’s in Business Administration degree.  From July 2008 to October 2011, he served as a Senior Accountant for Nanning Yihua Trading Co., Ltd. where he conducted audits and engaged in financial management.  From December 2011 to April 2014, Mr. Liao served as Finance Controller for Wuzhou Stars Gem Co., Ltd. where he was responsible for supervising financial reporting, corporate finance and investor relations.  From April 2014 to Present, he served as Finance Controller for Guangzhou Mingzhi Accounting and Tax Consultation Company Limited, where he worked with internal and external teams to update procedures and policies and develop new tools to support functions across offices.

Mr. Liao Zu Guo has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Allan Y.L. Fung – Secretary, Treasurer and as a Director

Allan Y.L. Fung, has acted as secretary, treasurer and as a director of our company since October 24, 2012.  Mr. Fung has worked as a consultant in the accounting field since 2004, overseeing bookkeeping and financial reporting for a numbers of junior private and public companies. From 2004 through 2005, Mr. Fung was employed at AC Capital Inc., a financial consulting and advisory firm based in Calgary, Alberta. In 2006, he established Nofa Accounting Services Ltd. Since then, in addition to providing accounting services, he has also involved in taxation reporting and various audit services.

Chris Tong Tang – President and Director

Chris Tong Tang, has acted as president, chief executive officer and director of our company since December 21, 2012.  Mr. Tang is an entrepreneur with over 20 years business experience working in China and Canada. In 1989, Mr. Tang attained a civil engineering degree at the Guangdong University of Technology. Upon graduation, Mr. Tang was employed for three years at The Architectural Design & Research Institute of Guangdong Province. After leaving his employment at the institute in 1992, Mr. Tang founded companies in Guangzhou, Shanghai, and Jinan, Shandong, specializing in the sale of firefighting equipment and related technologies. In 2001, after selling his businesses in China, Mr. Tang immigrated to Canada. In 2005, he established a trading company, J&P Trading Company Ltd., a company engaged in the import and export of gifts and memorabilia. Recognizing the potential that the booming Chinese market has to offer in LED products and technology, he established MJP Holdings Ltd. in July, 2010 as an LED distribution company. Since establishing the company, Mr. Tang has been traveling to China on a regular basis and has established a network of suppliers and contacts throughout mainland China. Mr. Tang wishes to utilize his extensive interpersonal and business experience in China to introduce quality LED products to the North American and other international markets.

Christopher Hudson

Since March 2014, Mr. Hudson has been the President of HEAL, and in connection with the Share Purchase Agreement Energy Alliance intends to cause HEAL to enter into an employment agreement with him to become the Vice President of human resources for HEAL.  Since January 2016, Mr. Hudson has been a Buyer and Supply Chain Manager for Schweitzer Engineering Laboratories.  From October 2014 to December 2015, he was a Marketing Coordinator for Farmers Insurance Corporation where he trained employees on customer relationship management.  From August 2015 to December 2015, Mr. Hudson was an Operations Management Consultant for The Boeing Company where he analyzed processes and developed simulation software.  From June 2011 to November 2011, he was an Assistant Property Manager for Kip Development.  From May 2009 to June 2011, Mr. Hudson worked as a Teller, Loan Officer, and then Assistant Branch Manager for Potlatch No.1 Federal Credit Union where he assisted in the operations of a new branch and trained new personnel.  Mr. Hudson received a Bachelor of Science in Business Operations Management and Business Finance from the University of Idaho, Moscow, Idaho, in 2015.  He also completed executive leadership training from Pike University in 2014.

(f)   Involvement in certain legal proceedings.

None of the Company’s executive officers or directors have been involved in any legal proceedings during the past ten (10) years.

(g)  Promoters and control persons.

Liao Zu Guo (a director of the Company) owns 4,000,000 shares of our common stock which represents 19.89% of the total shares issued and outstanding.  Therefore, Liao Zu Guo is the Company’s controlling shareholder.  Liao Zu Guo has not been a party to any legal proceedings at any time during the past ten (10) years.

Item 6. Executive Compensation.

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	our principal financial officer;

(c)	each of our three most highly compensated executive officers who were serving as executive officers at the end of the years ended June 30, 2016 and 2015; and

(d)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended June 30, 2016 and 2015, whom we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chris Tong Tang(1) President, Chief Executive Officer, and Director	2016 2015	Nil 2,646	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil 2,646
Allan Y.L. Fung (2) Secretary, Treasurer and Director	2016 2015	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	7,126(3) 7,668(3)	7,126 7,668

(1)	Chris Tong Tang, has acted as president, chief executive officer and director of our company since December 21, 2012.
(2)	Allan Y.L. Fung, has acted as secretary, treasurer and as a director of our Company since October 24, 2012.
(3)	Represents consulting fees paid in consideration of accounting services provided by Mr. Fung.

Item 7. Certain Relationships and Related Transactions and Director Independence.

Other than as described below, the Company has not engaged in any transactions with any of its related persons.

During the year ended June 30, 2015, we paid wages of $2,646 (2014 - $11,603) to Chris Tong Tang, our president, chief executive officer, director and shareholder. This amount includes 3 monthly payroll expenses at C$1,035 per month and is categorized on our consolidated balance sheet under trade and other payables.

As at June 30, 2015, we are obligated to Chris Tong Tang, our president, chief executive officer, director and shareholder, for funds advanced to us for working capital, in the amount of $95,284(C$118,322) (2014 - $66,035; C$70,497). The advances are unsecured and no interest rate or payback schedule has been established.

During the fiscal year ended June 30, 2015 we paid consulting fees of $7,668 (2014-$8,408) to Allan Y.L. Fung, our secretary, treasurer and director in consideration of accounting services rendered to our company. accounting services

On October 28, 2016, Company closed a Share Exchange Agreement (the “Share Exchange Agreement”) with Liao Zu Guo, a director of the Company, whereby the Company issued 4,000,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Energy Alliance Labs Inc., a Delaware corporation (“Energy Alliance”).

In connection with the Share Purchase Agreement, Energy Alliance intends to cause HEAL to enter into an employment agreement with Christopher Hudson to become the Vice President of human resources for HEAL. It is intended that, in the event HEAL enters into the employment agreement with Mr. Hudson, Mr. Hudson’s salary would be $50,000 a year.

Item 8. Legal Proceedings.

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is currently quoted on the OTC Markets. Our common stock was quoted on the OTC Markets effective March 31, 2014. Our trading symbol is “MJPI”.

OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Market securities transactions are conducted through a telephone and computer network connecting dealers. OTC Market issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The quarterly high and low reported closing sale prices for our common stock as quoted on the OTC Markets for the periods indicated are as follows:

	High	Low
Year 2016:
Fourth Quarter Ended June 30, 2016	$0.05	$0.05
Third Quarter Ended March 31, 2016	$0.05	$0.05
Second Quarter Ended December 31, 2015	$0.05	$0.05
First Quarter Ended September 30, 2015	$0.05	$0.05

Year 2015:
Fourth Quarter Ended June 30, 2015	$0.05	$0.05
Third Quarter Ended March 31, 2015	$0.05	$0.05
Second Quarter Ended December 31, 2015	$0.05	$0.05
First Quarter Ended September 30, 2014	$0.05	$0.05

Item 10. Recent Sales of Unregistered Securities.

On October 28, 2016, the Company closed a Share Exchange Agreement (the “Share Exchange Agreement”) with Liao Zu Guo, a director of the Company, whereby on the same date the Company issued 4,000,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Energy Alliance Labs Inc., a Delaware corporation (“Energy Alliance”).

The Company issued the securities to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as the conditions of Regulation S were met, including but not limited to the following conditions:

•           Liao Zu Guo is a resident and citizen of China and was in China at the time of the sale of the shares;

•           The party receiving shares agreed to resell the shares only in accordance with Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration; and

•           The certificate representing the shares sold contained a legend that transfer of the shares is prohibited except in accordance with the provisions of Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration and the hold may engage in hedging transactions with regards to the Company’s common stock unless in compliance with the Act.

Item 11. Description of Registrant’s Securities to be Registered.

General

Our authorized capital stock consists of 100,000,000 shares of common stock with a par value of $0.0001 per share and 90,000,000 preferred shares with a par value of $0.0001 per share.

Common Stock

As of November 5, 2016 there were 20,108,500 issued and outstanding shares of our common stock that are held by 49 holders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a 33.3% of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.
Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of November 5, 2016 there were no shares of our preferred stock outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants and Options

As of the date of this report, there are no warrants to purchase shares of our common stock and no options to purchase shares of our common stock outstanding.

Convertible Securities

We have not issued any securities convertible into shares of our common stock or granted any rights convertible or exchangeable into shares of our common stock.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY, 11598, telephone: (212) 828-8436, fax: (646) 536-3179.

Item 12. Indemnification of Directors and Officers.

 The Nevada Revised Statutes empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law and was material to the action, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Applicable provisions of the Nevada Revised Statutes, our Articles of Incorporation, and Bylaws provide that our payment of expenses incurred by any such director or officer must be paid as they are incurred and in advance of the final disposition of the applicable action, suit or proceeding, upon delivery by such director or officer of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by us.

Our Bylaws provide for indemnification of our directors and officers identical in scope to that permitted under applicable Nevada law.

At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification.

Item 13. Financial Statements and Supplementary Data.

Reference is made to the financial statements relating to Human Energy Alliance Laboratories Corp. contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements.

Audited financial statements of Human Energy Alliance Laboratories Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Human Energy Alliance Laboratories Corp.:

We have audited the accompanying balance sheets of Human Energy Alliance Laboratories Corp. (“the Company”) as of December 31, 2015 and 2014 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2015 and for the period March 1, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Human Energy Alliance Laboratories Corp., as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the year ended December 31, 2015 and for the period March 1, 2014 (inception) through December 31, 2014, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
B F Borgers CPA PC
Lakewood, CO

November 23, 2016

Human Energy Alliance Laboratories Corp.
Balance Sheets (Audited)
Fiscal Years ended December 31

	2015	2014
Assets
Current Assets
Cash	$3,353	$25,051
Inventory	12,902	1,055
Marketable securities (Note 5)	-	-
Total Current Assets	16,255	26,106

Total Assets	16,255	26,106

Liabilities and Equity
Current Liabilities
Accounts Payable	2,703	1,048
Loans Payable	7,643	5,333
Estimated Warranty liabilities	8,650	996
Total Current Liabilities	18,996	7,377

Commitment and Contingencies (see note 7)

Total Liabilities	18,996	7,377

Stockholders' Equity
Common Stock 1,000,000 shares authorized, $0.01 par value; 6,033 and 5,688 shares issued and outstanding as at December 31, 2015 and 2014 respectively	60	57
Additional paid-in-capital	108,420	75,673
Accumulated Deficit	(111,221)	(57,001)
Total Stockholders' Equity	(2,741)	18,729

Total Liabilities And Equity	$16,255	$26,106

The accompanying notes are an integral part of these Audited Financial Statements.

Human Energy Alliance Laboratories Corp.
Income Statements (Audited)
Fiscal Years ended December 31
	2015	March 1, 2014 (inception) to December 31, 2014

Revenues
Sales	$82,385	$9,487
Refunds and Discounts	(7,875)	(1,719)
Warranty liability Expense	(7,654)	(996)
Total Revenues	66,856	6,772

Cost of Goods Sold	50,949	19,240

Gross Profit	15,907	(12,468)

Operating Costs
Marketing expenses	8,620	795
Professional fees	2,062	2,001
General and Administrative Expenses	21,163	38,463
Freight & Delivery	11,037	2,583
Total Operating Costs	42,882	43,842

Loss from Operations	(26,975)	(56,310)
Other Income (expense)
Interest expense	(1,595)	(691)
Impairment of marketable security	(25,650)	-
Total Other Income (expense)	(27,245)	(691)

Net (loss)	$(54,220)	$(57,001)

Net (loss) per common shares (basic and diluted)	$(9.32)	$(10.55)

Weighted Average Common Shares Outstanding:	5,819	5,401

The accompanying notes are an integral part of these Audited Financial Statements.

Human Energy Alliance Laboratories Corp.
Statement of Stockholders' Equity
(Audited)

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance at March 1, 2014 (inception)	-	$-	$-	$-	$-
Shares issued for cash	1,777	18	37,182	-	37,200
Shares issued for services	3,911	39	38,491	-	38,530
Net Loss	-	-	-	(57,001)	(57,001)
Balance at December 31, 2014	5,688	$57	$75,673	$(57,001)	$18,729
Shares issued for cash	38	-	5,000	-	5,000
Shares issued for services	22	-	2,100	-	2,100
Shares issued for marketable securities	285	3	25,647	-	25,650
Net Loss	-	-	-	(54,220)	(54,220)
Balance at December 31, 2015	6,033	$60	$108,420	$(111,221)	$(2,741)

The accompanying notes are an integral part of these Audited Financial Statements.

Human Energy Alliance Laboratories Corp.
Cash Flow Statements (Audited)
Fiscal Year Ended December 31

	2015	March 1, 2014 (inception) to December 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(54,220)	$(57,001)
Adjustments to reconcile net loss to net cash from operating activities:
Shares issued for services rendered	2,100	38,530
Shares issued to impairment of marketable securities	25,650	-
Changes in operating assets and liabilities:
Increase in Accounts Payable	1,655	1,048
Increase in Inventories	(11,847)	(1,056)
Increase to warranty liabilities	7,654	996

Net Cash (Used in) Operating Activities	(29,008)	(17,483)

Net cash Provided by Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in Loans Payable	2,310	5,333
Proceeds from sale of shares for cash	5,000	37,200

Net Cash Provided by Financing Activities	7,310	42,533

Cash (decrease) increase during period	(21,698)	25,051

Cash at beginning of period	25,051	-

Cash at end of period	$3,353	$25,051

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these Financial Statements.

HUMAN ENERGY ALLIANCE LABORATORIES CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity: Human Energy Alliance Laboratories Inc. (the "Company") is an Idaho corporation incorporated on March 1, 2014. The Company is a US based re-seller of green technologies including midsized wind turbines, small solar panels, and related controllers and converters. The Company also offers consulting packages that include referrals to contractors that can perform the required installation of any of our offered technologies. Our mission is to develop and distribute green technologies to our customers that effectively meet market demand and change the source of energy used by the human population.

Financial Statements Presented

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP). The preparation of the financial statements and related disclosures have been prepared in conformity with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) which require us to make judgments, assumptions, and estimates that affect the amounts reported.

Fiscal year end: The Company has selected December 31 as its fiscal year end.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents: The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Revenue recognition and related allowances: Revenue from the sale of goods is recognized when the products ordered, are paid and shipped to the customer. Revenues are offset  by actual and estimated warranty costs which  are accounted for by accruing these costs on an annual basis and are based on historical product performance including analysis of actual product returns.

Inventory: Inventories include fully assembled solar panels and wind turbines and their respective replacement parts, which include controllers, tie inverters, nose cones and blades of different specifications.  Inventories are carried at the lower of cost or net realizable value. Solar panels and wind turbines make up the majority of value of inventory, whereas, replacement parts are relatively inexpensive and reflect minimal carrying value. Inventories are ordered on a per customer basis. Physical count occurs upon reception of merchandise at inventory location, 319 Taylor Avenue, Moscow, ID 83843. As at the fiscal year ended December 31, 2015 there was no Work-In-Progress.  Our inventory consisted entirely of unsold replacement parts and products which is sold on a first in-first out basis.

Marketable securities and other investments: Marketable equity securities included in marketable securities (current) and other investments (non-current) are stated at the lower of cost or market in the aggregate. Other marketable securities included in marketable securities (current) are stated at the lower of cost or market in the aggregate and investments other than marketable equity securities in other investments (non-current) are stated at cost less any significant decline in fair value assessed to be other than temporary. Realized gains and losses on the sale of securities are based on the average cost of all the units of a particular security held at the time of sale.

HUMAN ENERGY ALLIANCE LABORATORIES CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Cost of sales: Cost of goods sold include all direct costs of handling and purchasing inventory incurred in the process of reselling the products to the end user, including applicable freight and delivery charges.  Inventory shrinkage as a result of damaged or lost inventory is recorded as inventory shrinkage and included in costs of goods sold.   During fiscal 2015 and 2014 respectively, inventory shrinkage totaled $11,798 and $17,424.

Impairment and obsolescence analysis: At each fiscal year-end the Company assesses inventory for impairment or obsolescence.  The Company orders most items  on a per customer basis, and therefore inventory on hand is generally new and pending delivery.  The Company does maintain a small inventory of replacement parts and products to service customer warranty or repair requests. During the fiscal years ended December 31, 2015 and 2014 there were no impairment charges related to inventory on hand.

Returns and discounts: Customer product returns are processed as a reduction of gross income collected on completed orders. Product in a resalable condition is added back to inventory, whereas defective product is sent back to the supplier for reimbursement. Discounts are offered on a per customer basis at the discretion of management and are recorded as a reduction to the selling price on invoiced orders. During the fiscal years ended December 31, 2015 and 2014 returns and discounts totaled $7,875 and $1,719, respectively.

Warranty:  The Company offers a warranty on its products as follows:

1. Products returned within a year due to defect are provided a 110% return price and the Company pays return shipping;
2. Products are guaranteed to satisfy.  Products returned within a year due to disinterest or dissatisfaction receive a 100% refund of purchase price and the Customer pays shipping;
3. Defective products returned after the standard one year warranty has passed is addressed by the specific manufacturer warranty at no cost to the Company.

Actual warranty costs are a reduction to gross revenue and are included as a part of returns. In addition, the estimated warranty costs are accounted for by accruing these costs on an annual basis and are based on historical product performance including analysis of actual product returns. Based upon historical information the Company calculated the estimated warranty expense during fiscal 2015 and 2014 to be 10.5% of gross sales. During fiscal 2015 and 2014 the Company estimated the warranty liability to be $7,654 and $996, respectively. On an annual basis, the Company assesses, and updates if necessary, its accounting estimates used to calculate the standard warranty provision based on the latest actual historical warranty expenses and expected future warranty expenses.  These charges are recorded as liabilities on the Company’s balance sheets and are expensed in our income statement.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Income taxes: The Company has adopted SFAS No. 109 – “Accounting for Income Taxes”. ASC Topic 740 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

HUMAN ENERGY ALLIANCE LABORATORIES CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)
Recent Accounting Pronouncements:

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The new guidance will change how companies account for certain aspects of share-based payments to employees. Under existing accounting guidance, tax benefits and certain tax deficiencies arising from the vesting of share-based payments are recorded in additional paid-in-capital. The new guidance will require such benefits or deficiencies to be recognized as income tax benefits or expenses in the statement of operations.  Companies are required to apply the new guidance prospectively. The new standard is effective for fiscal years beginning after December 15, 2016.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Further, the lease requires a finance lease to recognize both an interest expense and an amortization of the associated expense. Operating leases generally recognize the associated expense on a straight line basis. ASU 2016-02 requires the Company to adopt the standard using a modified retrospective approach and adoption beginning on January 1, 2019.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. This new standard provides guidance on how entities measure certain equity investments and present changes in the fair value. This standard requires that entities measure certain equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income. ASU 2016-01 is effective for fiscal years beginning after December 31, 2017.

In November 2015, the FASB issued ASU No. 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes." Under this guidance, deferred tax liabilities and assets are required to be classified as noncurrent in a classified statement of financial position. Prior to this guidance, the deferred taxes for each jurisdiction (or tax-paying component of a jurisdiction) would be presented as a net current asset or liability and net non-current asset or liability. This guidance is effective for interim and annual reporting periods beginning after December 15, 2016 with earlier application permitted.

2. GOING CONCERN
The Company has experienced net losses to date, we will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy to meet operational shortfalls which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations, however, it is not guaranteed that the plan will succeed nor that the Company will be able to execute its plans.  The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

HUMAN ENERGY ALLIANCE LABORATORIES CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS
3. COMMON STOCK
The Company has authorized 1,000,000 shares of common stock with par value of $0.01.

Fiscal 2014:

During the period March 1, 2014 (inception) to December 31, 2014, the Company issued a total of 629 shares at a purchase price of $7.949 per share for total cash proceeds of $5,000.

During the period March 1, 2014 (inception) to December 31, 2014, the Company issued a total of 500 shares at a purchase price of $4 per share for total cash proceeds of $2,000.

During the period March 1, 2014 (inception) to December 31, 2014, the Company issued a total of 6 shares at a purchase price of $26.667 per share for total cash proceeds of $160.

During the period March 1, 2014 (inception) to December 31, 2014, the Company issued a total of 642 shares at a purchase price of $47.352 per share for total cash proceeds of $30,400.

During the period March 1, 2014 (inception) to December 31, 2014, the Company issued shares  for services rendered. The Company completed a valuation of the shares issued applying an assumed market price approach whereby the assumed price per share following the most recent cash purchase was applied to shares subsequently issued for services to obtain a value of $6,320.   Thereafter, the Company assessed the fair value of the shares issued for services based on the labor hours contributed by each service provider at a deemed hourly rate.  Following this review, it was determined by management that the more reliable measure of the value of the shares issued for services was the fair value approach, which resulted in a value of $38,530 for a total of 3,911 shares issued.

As at December 31, 2014 there were a total of 5,688 shares issued and outstanding.

Fiscal 2015:

During the fiscal year ended December 31, 2015, the Company issued a total of 22 shares valued at $2,100, the deemed fair value of the services rendered based on the labor hours contributed by each service provider at a deemed hourly rate.

Subsequently, during the fiscal year ended December 31, 2015, the Company issued a total of 38 shares at a purchase price of $131.5789 per share for total cash proceeds of $5,000.

During the year ended December 31, 2015, the Company issued 285 shares to acquire 530,000 shares of Aterra Energy Corp. which shares were valued at $25,650 or $90 per share based on Aterra Energy Corp’s most recent equity transaction.  Refer to Note 5 below.

As at December 31, 2015 there were a total of 6,033 shares issued and outstanding.

4. RELATED PARTY TRANSACTIONS

Fiscal 2014

On March 1, 2014, the Company issued 3,697 shares of common stock for cash consideration of $5,000 and contributed services valued at $24,380 for total proceeds of $29,380 to our President and Director, Chris Hudson.  As at December 31, 2015 Mr. Hudson is the Company’s controlling shareholder with a total of 61.28% of the issued and outstanding shares.

Mr. Jacob Edlund, director, owns 750 shares of the Company’s common stock acquired for cash consideration of $2,000 and contributed services valued at $1,000 for total proceeds of $3,000.  As at December 31, 2015 Mr. Edlund holds 12.43% of the issued and outstanding shares.

Mr. Keaghan Cladwell, director, owns 5 shares of the Company’s common stock acquired for services valued at $200.  As at December 31, 2015 Mr. Cladwell holds .08% of the issued and outstanding shares.

HUMAN ENERGY ALLIANCE LABORATORIES CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS
4. RELATED PARTY TRANSACTIONS (cont’d)

Mr. Nathan Essex, director, owns 500 shares of the Company’s common stock acquired for services valued at $5,000.  As at December 31, 2015 Mr. Essex holds 8.29% of the issued and outstanding shares.

Mr. Thomas Kirby, officer, owns 20 shares of the Company’s common stock acquired for services valued at $2,500.  As at December 31, 2015 Mr. Kirby holds 0.33% of the issued and outstanding shares.

Mr. Klaus Geistert, director, owns 23 shares of the Company’s common stock acquired for cash consideration of $160 and contributed services valued at $500 for total proceeds of $660.  As at December 31, 2015 Mr. Giestert holds 0.38% of the issued and outstanding shares.

Ms. Kate Cole, director, owns 653 shares of the Company’s common stock acquired for cash consideration of $30,040 and contributed services valued at $500 for total proceeds of $30,540.  As at December 31, 2015 Ms. Cole holds 10.82% of the issued and outstanding shares.

Fiscal 2015

Mr. Austin Anderson, director, owns 40 shares of the Company’s common stock acquired for cash consideration of $5,000 and contributed services valued at $300 for total proceeds of $5,300.  As at December 31, 2015 Mr. Anderson holds 0.66% of the issued and outstanding shares.

5. ACQUISITION OF INTEREST IN ATERRA ENERGY CORPORATION

On September 12, 2015, the Company agreed to exchange 285 shares of its common stock, $0.01 par value per share, for 530,000 shares of Aterra Energy Corporation (“Aterra”), which ownership represents less than 1% of the issued and outstanding shares of Aterra. The Company valued the shares acquired at $90 per share on the date of the transaction, which amount was equivalent to the per share value of the Company’s most recently completed sale of equity, due to the fact that Aterra had negative shareholder’s equity on the date of the transaction.

On December 31,2015 the Company conducted an evaluation of the fair market value of the acquired marketable securities and determined to fully impair the booked value due to the fact that Aterra continued to have negative shareholder’s equity, and had not yet obtained a public listing in order to allow divestiture of the capitalized investment.  As a result, the Company determined its ability to recover any value from the investment is uncertain.
The company recorded an impairment expense equal to the book value of the shares totaling $25,650 as at December 31, 2015.

6. ACCOUNTS PAYABLE

Accounts payable of $2,703 and 1,048 respectively as at December 31, 2015 and 2014 consist solely of trade payables in the normal course.

7.  LOANS PAYABLE

Loans payable of $7,643 and $5,333 respectively as at December 31, 2015 and 2014 consist of a working capital loan from payment processor, Pay Pal in the principal amount of $5,000 which amount is repaid on a per transaction basis including interest and a loan fee, and a short term credit facility from working capital lender Kabbage, the principal amount of which varies on a revolving basis and is repaid in monthly installments including interest and the loan fee. \

8.  REFUNDS AND DISCOUNTS

Refunds and discounts totaled 7,875 and 1,719 respectively as at December 31, 2015 and 2014.

9.  INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

Operating loss carry-forwards generated during the period from March 1, 2014 (date of inception) through December 31, 2015 of approximately $111,221, will begin to expire in 2034.   The Company applies a statutory income tax rate of 34%. Accordingly, deferred tax assets related to net operating loss carry-forwards total approximately $37,815 at December 31, 2015. For the year ended December 31 2015, the valuation allowance increased by approximately $9,612.

HUMAN ENERGY ALLIANCE LABORATORIES CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS
9.  INCOME TAXES (cont'd)

The Company had deferred income tax assets as of December 31, 2015 and 2014 as follows:
	Year ended December 31, 2015	March 1, 2014 (inception) to December 31, 2014

Loss carryforwards	$37,815	$19,380
Less – share based compensation	(11,689)	(11,587)
Less – write-down of marketable securities acquired by issuance of shares	(8,721)	-
Less – valuation allowance	(17,405)	(7,793)
Total net deferred tax assets	$-	$-

10. COMMITMENTS AND CONTIGENCIES

The Company has a “no question asked” one (1) year 100% satisfaction guaranteed warranty and a 110% of the purchased value return policy for items which are defective and returned within one year of purchase.  Customer dissatisfaction or failures of the products sold could cause substantial expense to replace defective solar or wind energy products or refund customers up to 110% of their purchase.  The Company has included an estimated warranty liability in its financial reports, but there can be no guarantee this estimate will reflect the entire obligation associated with our warranty program.

11.  SUBSEQUENT EVENTS

The Company evaluated subsequent events and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements

(b)	Exhibits.

3.1 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on April 26, 2013, file number 333-188152.

3.2 Bylaws of Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on April 26, 2013, file number 333-188152.

10.1 Share Exchange Agreement, between MJP International Inc. and Liao Zu Guo, dated October 28, 2016.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On October 28, 2016, a change in control of the Company occurred in connection with the transactions under the Share Exchange Agreement between the Company an Liao Zu Guo, a director of the Company, whereby the Company issued 4,000,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Energy Alliance Labs Inc., a Delaware corporation (“Energy Alliance”).  As a result of the Share Exchange Agreement, Liao Zu Guo owns 19.89 % of our issued and outstanding common stock.

As part of the Share Exchange Agreement, Liao Zu Guo was appointed as a director of the Company (see Item 5.02 below).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective November 16, 2016, Mr. Liao Zu Guo was appointed as a member of the Board of Directors.

Biographies

Liao Zu Guo – Chief Executive Officer and Chief Financial Officer, Director

Liao Zu Guo has acted as a director of the Company since November 16, 2016.  Mr. Liao Zu Guo received a Bachelor’s degree in accountancy from Guangxi University in 2006, and a Master’s degree in Business Administration from Guangxi Normal University in 2008.  From May 2006 to June 2008, he served as an accounting assistant for Guangxi Guiguan Electric Power Co. Ltd. while getting his Master’s in Business Administration degree.  From July 2008 to October 2011, he served as a Senior Accountant for Nanning Yihua Trading Co., Ltd. where he conducted audits and engaged in financial management.  From December 2011 to April 2014, Mr. Liao served as Finance Controller for Wuzhou Stars Gem Co., Ltd. where he was responsible for supervising financial reporting, corporate finance and investor relations.  From April 2014 to Present, he served as Finance Controller for Guangzhou Mingzhi Accounting and Tax Consultation Company Limited, where he worked with internal and external teams to update procedures and policies and develop new tools to support functions across offices.

Mr. Liao Zu Guo has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements.

Audited financial statements of Human Energy Alliance Laboratories Corp.

(b)	Exhibits.

3.1 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on April 26, 2013, file number 333-188152.

3.2 Bylaws of Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on April 26, 2013, file number 333-188152.

10.1 Share Exchange Agreement, between MJP International Inc. and Liao Zu Guo, dated October 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJP INTERNATIONAL LTD.

DATE: November 28, 2016

By:/s/ Chris Tong Tang
Name: Chris Tong Tang
Title: President, Chief Executive Officer